SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 September 13, 2005
Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices) (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01	Entry into a Material Definitive Agreement

On a Form 8-K filed on August 11, 2005, SonoSite, Inc. (”SonoSite”) announced the resignation of Henry A. Krause, former Senior Vice President-International of SonoSite, for personal family reasons.  On September 13, 2005, SonoSite and Mr. Krause entered into a Separation Agreement and General Release (the "Agreement"), pursuant to which SonoSite will pay Mr. Krause a severance payment of up to 16 weeks salary, plus certain outplacement and continuing medical coverage benefits.,   Mr. Krause’s resignation is to take effect on October 12, 2005 (instead of September 12 as previously announced).

A copy of the Separation Agreement and General Release between the Company and Mr. Krause is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Separation Agreement and General Release between the Company and Henry A. Krause

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	September 15, 2005	By:	/s/ MICHAEL J. SCHUH

Michael J. Schuh Chief Financial Officer